Exhibit 4.2

THE WARRANT REPRESENTED HEREBY AND THE COMMON STOCK OR OTHER SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER THIS WARRANT NOR THE COMMON STOCK OR OTHER SECURITIES ISSUABLE UPON THE EXERCISE HEREOF NOR ANY INTEREST THEREIN MAY BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND SUCH LAWS AND THE RULES AND REGULATIONS THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF AN INVESTORS’ RIGHTS AGREEMENT, A VOTING AGREEMENT AND A RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT, EACH DATED AS OF [•], 2012 (COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY) AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SUCH INVESTORS’ RIGHTS AGREEMENT, VOTING AGREEMENT AND RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT.

Warrant No. [•]	Dated: [•], 2012

COMMON STOCK WARRANT

CERECOR INC.

THIS IS TO CERTIFY THAT for value received, [HOLDER’S NAME], a [ENTITY TYPE] formed under the laws of the State of [STATE] (the “Holder”), is entitled, subject to the terms and conditions set forth below, to purchase from Cerecor Inc., a Delaware corporation (the “Company”), [•] ([•]) shares (the “Warrant Shares”) of common stock, par value $0.001 per share, of the Company (“Common Stock”), at a price per share equal to $[•] (the “Exercise Price”). This warrant (this “Warrant”) is being issued in connection with the purchase of shares of Series A Preferred Stock of the Company pursuant to a Series A Preferred Stock and Warrant Purchase Agreement, dated on or about the date hereof, by and among the Company, the Holder and the other parties thereto (the “Purchase Agreement”). All Warrants issued under the Purchase Agreements are referred to herein, collectively, as the “Warrants.” The Holder, collectively with all Holders of other Warrants, are sometimes referred to collectively as the “Holders.” Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Purchase Agreements.

1.             Manner of Exercise; Expiration Date.

(a)           This Warrant shall be exercisable in accordance with this Section 1 and Section 2 below from and after the date hereof until 5:00 p.m., New York time on the fifth (5th) anniversary of the date hereof (the “Exercise Period”). The Holder may from time to time during the Exercise Period on any business day exercise this Warrant, for all or any part of the Warrant Shares purchasable at such time hereunder, by delivering to the Company at its principal office (i) a written notice of the Holder’s election to exercise this Warrant (an “Exercise Notice”), which Exercise Notice shall be irrevocable and shall specify the number of Warrant Shares to be purchased, (ii) payment of the aggregate Exercise Price for the applicable number of Warrant Shares to be purchased by check or wire transfer of immediately available funds to an account then specified by the Company and (iii) this Warrant (the date on which the foregoing items are delivered to the Company being hereinafter referred to as the “Exercise Date”). Such

Exercise Notice shall be in the form of Annex A hereto, duly executed by the Holder or its duly authorized agent.

(b)           Upon receipt of the items specified in Section 1(a), the Company shall execute (or cause to be executed) and deliver (or cause to be delivered) to the Holder a certificate or certificates representing the aggregate number of full Warrant Shares issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereafter provided. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the Holder shall be deemed to have become a Holder of record of such shares for all purposes, as of the Exercise Date.

(c)           If this Warrant is exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing the Warrant Shares being issued, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant. Such new Warrant shall in all other respects be identical to this Warrant.

(d)           The Company shall pay any and all issue and other taxes (other than income taxes) that may be payable in respect of the issuance of this Warrant or any issuance or delivery of Warrant Shares on exercise of this Warrant; provided, however, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer requested by the Holder of record of this Warrant in connection with any such exercise.

(e)           The Company shall at all times reserve and keep available out of its authorized but unissued shares of capital stock, solely for the purpose of effecting the exercise of this Warrant, such number of its shares of capital stock as shall from time to time be sufficient to effect such exercise of this Warrant for the maximum number of shares of such class or series of capital stock issuable upon exercise of this Warrant; and if at any time the number of authorized but unissued shares of such capital stock shall not be sufficient to effect such exercise of this Warrant for the maximum number of shares of such capital stock then issuable upon exercise hereunder, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of such capital stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Company’s Certificate of Incorporation (as amended from time to time). The Company will not at any time close its stock transfer books in a manner which prevents the timely exercise of this Warrant.

(f)            No fractional shares shall be issued upon the exercise of this Warrant. All shares of capital stock (including fractions thereof) issuable upon exercise of this Warrant as to each share of capital stock shall be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional shares. If, after the aforementioned aggregation, the exercise would result in the issuance of a fraction of a share of capital stock, the Company shall, in lieu of issuing any fractional share, pay the Holder a sum of cash equal to the fair market value (as described in Section 2 below) of such fraction on the date of exercise.

2.             Net Exercise Issue. Notwithstanding any provision herein to the contrary, if the fair market value of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Exercise Notice in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X = Y (A-B)

 A

Where  X =          the number of Warrant Shares to be issued to the Holder

Y =          the number of Warrant Shares with respect to which this Warrant is being exercised

A =          the fair market value of one share of Common Stock (at the date of such calculation)

B =          Exercise Price (as adjusted to the date of such calculation)

For purposes of the above calculation, the fair market value of one share of Common Stock shall be:

(a)           the average daily Market Price (as defined below) during the period of the most recent 10 trading days, ending on the last business day before the effective date of exercise of the Warrant, on which the national securities exchanges or over-the-counter market in which the shares of Common Stock is quoted were open for trading. If the Common Stock is traded on a national securities exchange or admitted to unlisted trading privileges on such an exchange, or is quoted on the NASDAQ Stock Market, the Market Price as of a specified day shall be the last reported sale price of Common Stock on such exchange or on the NASDAQ on such date or if no such sale is made on such day, the mean of the closing bid and asked prices for such day on such exchange or on the NASDAQ (the “Market Price”); or

(b)           if the Common Stock is not then listed or admitted to trading on any national securities exchange or quoted on the NASDAQ Stock Market, the fair market value shall be determined in good faith by the Board of Directors of the Company.

3.             Adjustments for Stock Dividends, Splits, etc. If the Company declares or pays a dividend on the outstanding shares of the Common Stock or other securities, then upon exercise of this Warrant, for each Warrant Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Warrant Shares of record as of the date the dividend occurred. If the Company subdivides the outstanding shares of Common Stock by reclassification or otherwise into a greater number of shares, the number of Warrant Shares purchasable hereunder shall be proportionately increased and the Warrant Price shall be proportionately decreased. If the outstanding shares of Common Stock are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased and the number of Warrant Shares shall be proportionately decreased.

4.             Fractional Shares. No fractional Warrant Shares shall be issuable upon exercise or conversion of the Warrant and the number of Warrant Shares to be issued shall be rounded down to the nearest whole Warrant Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying Holder the amount computed by multiplying the fractional interest by the fair market value of a full Warrant Share.

5.             Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

6.             Negotiability, etc. This Warrant is issued upon the following terms, all of which the Holder hereof by the taking hereof consents and agrees:

(a)           The Holder shall not be entitled to pledge, mortgage, transfer, endorse or otherwise convey this Warrant (a “Transfer”), in whole or in part, except (i) in accordance with the provisions of the Right of First Refusal and Co-Sale Agreement or (ii) the prior written consent of the Company. To the extent permitted by the preceding sentence, the Holder and its direct and indirect transferees may Transfer all or any portion of this Warrant by surrendering this Warrant to the Company together with a completed assignment in the form attached hereto as Annex B. Upon such surrender, the Company shall deliver a new Warrant or Warrants to the person or persons entitled thereto and, if applicable, shall deliver to Holder a new Warrant evidencing the right of Holder to purchase the balance of the Warrant Shares subject to purchase hereunder. The term “Holder” as used herein shall include any transferee to whom this Warrant has been Transferred in accordance with this Section 6.

(b)           The Holder shall not be entitled to vote or to receive dividends or to be deemed the Holder of capital stock that may at any time be issuable upon exercise of this Warrant for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the Holder any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights, until the Holder shall have exercised this Warrant and been issued shares of capital stock in accordance with the provisions hereof.

(c)           Neither this Warrant nor any shares of capital stock or other securities purchased pursuant to this Warrant have been registered under the 1933 Act and applicable state securities laws. Therefore, the transfer or exchange of this Warrant or such shares may be made only in a transaction permitted under the 1933 Act and applicable state securities laws or pursuant to an exemption therefrom. Prior to registration, the certificates evidencing the Warrant Shares or other securities issued on the exercise of this Warrant shall bear a legend to the effect that the shares evidenced by such certificates have not been registered under the 1933 Act and applicable state securities laws.

(d)           Until this Warrant is transferred on the books of the Company, the Company may treat the registered Holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

7.             Notices, etc. All notices and other communications from the Company to the Holder of this Warrant shall be sent by facsimile or overnight courier or shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by such Holder or, until any such Holder furnishes to the Company an address, then to, and at the address of, the last Holder of this Warrant who has so furnished an address to the Company. All such notices and communications shall, when mailed, be effective when deposited in the mails and, when sent by facsimile or overnight courier, delivered, be effective when received.

8.             Amendments. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought; provided, that the holders of a majority of the aggregate Warrant Shares issued under the Purchase Agreement and then outstanding shall have the right to act on behalf of all Holders of Warrants with respect to all Warrants.

9.             Governing Law. This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of Delaware without regard to the laws that might be applied under any conflict of laws principles.

10.          Headings. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

11.          Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

[END OF TEXT. SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by a duly authorized officer as of the date first written above.

CERECOR INC.

By:
Name: Blake M. Paterson
Title: Chief Executive Officer

Annex A

Form of Exercise Notice

(To be executed if Holder desires to exercise the Warrants evidenced by this Warrant Certificate).

TO CERECOR INC.

☐        The undersigned hereby (1) irrevocably elects to exercise                              Warrant Shares represented by this Warrant to purchase                      shares of Common Stock issuable upon the exercise of such Warrant, (2) makes payment in full of the aggregate Exercise Price for such Warrants by enclosure of a certified or bank cashier’s check therefor, upon condition that a new Warrant be issued for the balance of the Warrant Shares remaining, if any, and (3) requests that a certificate for the shares of Common Stock purchased hereunder be issued in the name of and delivered to:

(Please print name and address)

☐        The undersigned hereby elects to convert                                            percent (          %) of the value of the Warrant pursuant to the provisions of Section 2 of the Warrant.

If such number of Warrant Shares not be all of the Warrant Shares evidenced by this Warrant Certificate, a new Warrant for the balance remaining of such Warrant Shares shall be registered in the name of and delivered to:

(Please print name and address)

Dated:

Signature:

Annex B

Form of Assignment

(To be executed by the registered Holder if such Holder desires to transfer the attached Warrant.)

FOR VALUE RECEIVED,                                                                  hereby sells, assigns, and transfers unto                                                                      a Warrant to purchase                                    shares of common stock, par value $0.001 per share, of Cerecor Inc., a Delaware corporation (the “Company”), together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint                          attorney to transfer such Warrant on the books of the Company, with full power of substitution.

The undersigned represents, unless the sale of this Warrant has been registered under the Securities Act of 1933, as amended (the “Securities Act”), that the undersigned is acquiring such Warrant for its own account for investment and not with a view to or for sale in connection with any distribution thereof (except for any resale pursuant to a Registration Statement under the Securities Act).

Dated:

Signature: